UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 30, 2007

CARREKER CORPORATION
(Exact name of Registrant as specified in its charter)

Delaware	0-24201	75-1622836
(State or other	(Commission File Number)	(I.R.S. Employer
jurisdiction of incorporation)		Identification Number)

4055 Valley View Lane
Suite 1000
Dallas, Texas	75244
(Address of principal	(Zip code)
executive offices)
Registrant’s telephone number, including area code: (972) 458-1981
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01     Other Events.
     On March 30, 2007, Carreker Corporation (the “Company”) issued a press release announcing that, at a special meeting, the stockholders of the Company had voted to adopt the Agreement and Plan of Merger dated as of December 29, 2006 by and among the Company, CheckFree Corporation (“CheckFree”) and CFA Software Corporation (“Merger Sub”), pursuant to which Merger Sub will merge with and into the Company (the “Merger”).
     The Merger closed today, April 2, 2007, with the result that Merger Sub merged with and into the Company and the Company became a wholly-owned subsidiary of CheckFree. Upon the closing of the Merger, and except with respect to shares for which appraisal rights are properly demanded and perfected, each share of the Company’s common stock, $0.01 par value per share, was cancelled and automatically converted into the right to receive $8.05 per share in cash, without interest.
     A copy of the press release issued by the Company on March 30, 2007 is attached hereto as Exhibit 99.1, which press release is incorporated herein by reference.
Item 9.01     Financial Statements and Exhibits.
     (d) Exhibits.

99.1	Press release dated March 30, 2007, announcing adoption of Agreement and Plan of Merger by stockholders.
SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARREKER CORPORATION
Date: April 2, 2007	By:	/s/ Laura E. Binion
Laura E. Binion
Senior Vice President and Secretary

EXHIBIT INDEX

Exhibit
Number	Exhibit Title

99.1	Press release dated March 30, 2007, announcing adoption of Agreement and Plan of Merger by stockholders.